THIS NOTE AND THE CONVERSION SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE CONVERSION SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE AND THE CONVERSION SHARES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY HOLDER), IN A GENERALLY ACCEPTABLE FORM THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

Issue Date: February 10, 2026 $551,437

GENERATION INCOME PROPERTIES, INC.

AMENDED AND RESTATED CONVERTIBLE NOTE DUE FEBRUARY 10, 2027

FOR VALUE RECEIVED, Generation Income Properties Inc. a Maryland corporation (the “Borrower” or the “Company”), promises to pay to Silverback Capital Corporation (the “Holder”) or its registered assigns or successors in interest, the sum of Five Hundred and Fifty- One Thousand Four Hundred Thirty-Seven Dollars ($551,437), together with all accrued interest and other amounts due thereon, on February 10, 2027 (the “Maturity Date”), if not sooner paid.

WHEREAS, this Note was originally issued to Brown Family Enterprises LLC on or about April 25, 2025, (as amended from time to time, the "Note”), and was subsequently sold to the Silverback Capital Corporation on the date hereof.

The following terms and conditions shall apply to this Amended and Restated Convertible Note due February 10, 2027 (the “Note”):

ARTICLE I INTEREST

1.1
Contract Rate. Subject to Section 4.1 hereof, interest payable on this Note shall accrue at a rate per annum equal to nine percent (9%) and shall be computed on the basis of a 365- day year.

1.2
Payments. Payment of the aggregate principal amount outstanding under this Note (the “Principal Amount”), together with all accrued interest thereon shall be made on the Maturity Date.

ARTICLE II CONVERSION REPAYMENT

2.1
Optional Conversion. Subject to the terms of this Article II, the Holder shall have the right, but not the obligation, at any time until the Maturity Date, or thereafter during an Event of Default, to convert all or any portion of the outstanding Principal Amount, accrued interest and fees due and payable thereon into fully paid and nonassessable shares of Common Stock of the Borrower (the “Common Stock”) at the Conversion Price (as defined below). The shares of Common Stock to be issued upon such conversion are herein referred to as the “Conversion Shares.”

2.2
Calculation of Conversion Price. The conversion price (the “Conversion Price”) shall be subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events. The Conversion Price shall equal 80% (representing a discount rate of 20%) multiplied by the Market Price (as defined herein). “Market Price” means the average of the three (3) lowest Trading Prices (as defined below) for the Common Stock during the ten (10) Trading Day period preceding the Conversion Date inclusive of the day of the Conversion Date. “Trading Price” means, for any security as of any date, the lowest sale price of such security on the principal securities exchange or trading market where such security is listed or traded. In the event the Conversion Shares are not delivered on the same date as the Conversion Notice, the Pricing Period will be extended to the date the Conversion Shares are “Delivered” (the “Extended Pricing Period”). “Delivered” shall mean the date the Conversion Shares are credited to the Holder’s brokerage account and are freely tradable without restriction, including any restriction imposed by the Holder’s brokerage firm, DTC, the Issuer, or the Issuer’s transfer agent. Extension of the pricing period shall not change the number of Conversion Shares issued pursuant to the Conversion Notice; however, the Market Price, Conversion Price, and the amount of principal deemed converted shall be recalculated based on the Extended Pricing Period and reflected in an Amended Conversion Notice delivered by the Holder, if applicable. The Borrower shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance.

2.3
Conversion Limitation. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Note an amount that would be convertible into that number of Conversion Shares which would exceed the difference between the number of shares of Common Stock beneficially owned by such Holder and 4.99% of the outstanding shares of Common Stock of Borrower. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Notes) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this section applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder) and of which a portion of this Note is convertible shall be in the sole discretion of such Holder. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 2.3, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two trading days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 2.3 may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Company, and the provisions of this Section shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

2.4
Mechanics of Holder’s Conversion. Subject to Section 2.2, this Note may be converted by the Holder in part from time to time after the Issue Date, by submitting to the Borrower a Notice of Conversion (whether by facsimile, as a Portable Document (PDF) file sent by electronic mail or other reasonable means of communication dispatched on the Conversion Date prior to 8:00 p.m., New York, New York time). On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Borrower on the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to Borrower in accordance with the provisions hereof shall be deemed a Conversion Date (the “Conversion Date”). A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A. Pursuant to the terms of the Notice of Conversion, Borrower will issue instructions to the transfer agent within two (2) business days of the Conversion Date accompanied by an opinion of counsel to Borrower of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by physical delivery or crediting the account of the Holder’s designated broker with the Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within five (5) business days after receipt by Borrower of the Notice of Conversion (the “Delivery Date”). In the case of the exercise of the conversion rights set forth herein, the conversion privilege shall be deemed to have been exercised, and the Conversion Shares issuable upon such conversion shall be deemed to have been issued, upon the date of receipt by Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such Common Stock, unless the Holder provides Borrower written instructions to the contrary.

2.5
Late Notices. The Borrower understands that a delay in the delivery of the instructions to the transfer agent during the timeframe required pursuant to this Article that results in a delay of the Conversion Shares beyond the Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Borrower agrees to pay late fees to the Holder for the late issuance of such transfer agent instructions an additional amount equal to $1,000 per day commencing on the fifth Business Day after the Conversion Date. The Borrower shall pay any fees incurred under this Section, in addition to any amounts due hereunder, in immediately available funds upon demand and such fees shall also be eligible to be converted into Conversion Shares as set forth in this Article II.

2.6
Conversion Mechanics. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the Principal Amount and interest and fees to be converted, if any, by the then applicable Conversion Price.

2.7
Authorized and Reserved Shares. The Borrower represents that upon issuance, the Conversion Shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note. At all times during which this Note is outstanding, the Borrower shall reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of the Conversion Shares. Initially the Borrower shall reserve 2,400,000 Shares for conversion of this Note. In the event that the price per share of the Common Stock falls below 50% of the closing price on the date of this letter, the Investor may from time to time provide you with written notice to increase the number of shares of Common Stock so reserved, without any further action or confirmation of the Company, to such number of shares as equals two times the outstanding Note balance at the time of the notice divided by the lowest price traded of the Common Stock for the ten trading days prior to the date of the notice.

2.8
Issuance of New Note. Upon any partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid. Subject to the provisions of Article III, the Borrower will pay no costs, fees or any other consideration to the Holder for the production and issuance of a new Note.

2.9
Fractional Shares. No fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which Holder would otherwise be entitled to upon such conversion, the Borrower shall round up to the next whole share.

ARTICLE III EVENTS OF DEFAULT

The occurrence of any of the following events set forth in Sections 3.1 through 3.14, inclusive, shall be an “Event of Default”:

3.1
Failure to Pay Principal, Interest or Other Fees. Borrower fails to pay principal, interest or other fees hereon and such failure shall continue for a period of five (5) days following the date upon which any such payment was due.

3.2
Breach of Covenant. Borrower breaches any covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of five (5) days after the occurrence thereof.

3.3
Breach of Representations and Warranties. Any representation or warranty of Borrower made herein shall be false or misleading in any material respect.

3.4
SEC Filings. Borrower fails to timely file, when due, a post-effective amendment to a Form S-1 Registration Statement or SEC report (e.g., Forms 8-K, 10-Q or 10-K, or Schedules 14A, 14C or 14(f)).

3.5
Stop Trade. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of 10 consecutive days, provided that Borrower shall not have been able to cure such trading suspension within 30 days of the notice thereof or list the Common Stock on another Principal Market within 60 days of such notice. The “Principal Market” for the Common Stock shall include the OTC Bulletin Board, NASDAQ Capital Market, NASDAQ Global Market, NYSE Amex, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock), or any securities exchange or other securities market on which the Common Stock is then being listed or traded.

3.6
Reservation of Shares. The Borrower shall fail to fulfill its obligations under this Note or the transaction documents entered into in connection herewith in regard to the reserving of shares.

ARTICLE IV

DEFAULT RELATED PROVISIONS AND OTHER PRIVILEGES

4.1
Default Interest Rate. Following the occurrence and during the continuance of an Event of Default, interest on this Note shall automatically increase to a rate of 18% per annum, effective as of the date of Issuance of this Note, which interest shall be payable in cash or Common Stock, at the option of the Borrower.

4.2
Conversion Privileges. The conversion privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until this Note is paid in full.

4.3
Cumulative Remedies. The remedies under this Note shall be cumulative.

4.4
Most Favored Nations Status. So long as this Note is outstanding, upon any issuance by the Borrower or any of its Subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Note, then the Borrower shall notify the Holder of such additional or more favorable term and such term, at Holder’s option, shall become a part of the transaction documents with the Holder. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion look-back periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage.

ARTICLE V MISCELLANEOUS

5.1
Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2
Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and shall be delivered solely by electronic mail (email) to the email addresses set forth below (or to such other email address as a Party may designate by written notice in accordance with this Section). Any notice or other communication delivered by email shall be deemed effective (i) upon transmission, if sent on a Business Day during normal business hours of the recipient, or (ii) on the next Business Day, if sent other than during normal business hours or on a day that is not a Business Day; provided, however, that no automated bounce-back or delivery failure notice is received by the sending Party. The email addresses for such communications shall be:

If to the Borrower, to:

Generation Income Properties Inc. ds@gipreit.com

If to the Holder:

Silverback Capital Corporation documents@silverbackcap.com

5.3
Amendment Provision. Any term of this Note may be amended only with the written consent of the Holder and the Borrower. . The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as it may be amended or supplemented.

5.4
Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may not be assigned by the Borrower without the prior written consent of the Holder, which consent may not be unreasonably withheld.
5.5
Prevailing Party and Costs. In the event any attorney is employed by any party with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

5.6
Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the transaction documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the transaction documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.7
Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by Borrower to the Holder and thus refunded to the Borrower.

5.8
Construction. Borrower acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

[signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Convertible Note to be signed in its name effective as of the 10th day of February, 2026.

BORROWER:

Generation Income Properties Inc.

By: /s/ David Sobelman

Name: David Sobelman

Title: CEO